EXHIBIT 5


                    AGREEMENT RESPECTING LESSEE UNIT PURCHASE


     THIS AGREEMENT RESPECTING LESSEE UNIT PURCHASE (the "Agreement"), is made and executed as of this 16th day of August, 1995 by and among (i) Sunstone Hotel Investors, Inc., a Maryland corporation (the "Company"), (ii) Sunstone Hotel Investors, L.P., a Delaware limited partnership of which the Company is the sole general partner (the "Partnership"), (iii) Robert A. Alter and Charles Biederman (collectively, the "Lessee Shareholders") and (iv) Sunstone Hotel Properties, Inc., a Colorado corporation ("Lessee").

     WHEREAS, Mr. Alter and Mr. Biederman, respectively, own 80% and 20%, respectively of the outstanding stock in the Lessee, which is the lessee of all of the hotels now owned by the Partnership;

     WHEREAS, Mr. Alter and Mr. Biederman desire to minimize any potential or perceived conflict between their interests in the Lessee and their interests in the Company and/or the Partnership through a commitment to invest, annually, the net after-tax amount of the cash distributions, if any, received by the Lessee Shareholders in Units of limited partnership interests in the Partnership ("Units") in compliance with all applicable securities laws, at the then current Market Price (as defined below); and

     WHEREAS, the Independent Directors (as defined below) of the Company believe that it is in the best interests of the Company and its shareholders, and of the Partnership and its partners, that the Partnership agrees to sell Units to the Lessee Shareholders upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto do hereby agree as follows:

     1. Purchase and Sale.

        (a) Except as otherwise provided to the contrary in Sections 1(b) and 5, on April 15, 1996 and on each April 15 thereafter during the term of this Agreement, the Lessee Shareholders agree to purchase from the Partnership, and the Partnership agrees to sell to the Lessee Shareholders, that number of Units, having an aggregate Market Price (as defined below) most nearly equal to the aggregate Net After-Tax Distributions (as defined below), if any, received by the Lessee Shareholders from Lessee during the immediately preceding calendar year.


      (b) Notwithstanding anything in this Agreement to the contrary, the Lessee Shareholders acting together shall have the right to elect at any time upon prior written notice to the Independent Directors of the Company delivered on or prior to April 15 of each year not to purchase from the Partnership any such Units. Such period is referred to as the "Unit

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Purchase Exception Period," subject to the following conditions: (i) Lessee shall be prohibited from making any distributions or paying any dividends to one or more of the Lessee Shareholders during the Unit Purchase Exception Period other than the amount necessary to pay taxes calculated in accordance with the first sentence of Section 3 below, (ii) all such sums which would otherwise be used by the Lessee Shareholders to acquire Units pursuant to this Agreement shall be held as reserves for rent payment obligations under the Percentage Leases executed by the Lessee in favor of the Company and for the payment of such rental obligations, (iii) such funds shall not be used for any other purpose or as security for any other obligation or undertaking by Lessee or the Lessee Shareholders (or either of them), and (iv) such funds are invested in investments permitted under the Partnership Agreement for the Partnership's investments.

        2. Determination of Market Price. For purposes of this Agreement, the term "Market Price" shall have the meaning assigned to such term in the Amended Articles of Incorporation of the Company (the "Articles"), as such Articles are in effect on the date hereof. For purposes of this Agreement, the Market Price for Units shall be deemed to be equal to the Market Price (as defined in the Amended Articles of Incorporation of the Company, as amended from time to time) for the Common Stock of the Company.

3. Determination of Net After-Tax Distributions. For purposes of this Agreement, the term "Net After-Tax Distributions," with respect to each calendar year, shall mean and refer to the aggregate cash dividends and other cash distributions made by Lessee, on or in respect of the equity interests therein, to the Lessee Shareholders that are declared during, and are paid during or within thirty (30) days following the end of, such calendar year (collectively, the "Distributions") minus the sum of the aggregate federal, state and local income taxes (or other taxes, however designated, that are based upon income) payable directly (i) by either of the Lessee Shareholders for such calendar year in respect of the Distributions and/or the taxable income of Lessee for such calendar year allocated to such Lessee Shareholder, computed as if such Distributions and/or allocated taxable income were the only distributions and/or taxable income received by the Lessee Shareholders during such calendar year, or
(ii) by the Lessee for any calendar year in which the Lessee pays federal, state or local income taxes. Each of the Lessee Shareholders shall deliver to the Independent Directors, on or before April 1, 1996 and April 1 of each calendar year thereafter during the term of this Agreement, a duly notarized certificate setting forth the computation and amount of Net After-Tax Distributions applicable to each such Lessee Shareholder. Each of the Lessee Shareholders shall deliver, and shall cause Lessee to deliver, to the Independence Directors copies of all federal, state and local income tax returns and reports prepared and filed by Lessee for each calendar year during the term of this Agreement, promptly following the filing thereof. The Independent Directors shall be entitled to conclusively rely upon the information contained in such notarized certificates and income (or similar) tax returns, but shall have the right to make such other or further inquiry of the Lessee Shareholders and of Lessee as they may deem necessary or appropriate and the Lessee Shareholders shall, and each of the Lessee Shareholders shall cause Lessee, to cooperate in and to furnish upon demand any other or further documents or information that may be reasonably requested by the Independent Directors for the purposes of determining the Net After-Tax Distributions. The information contained in such notarized certificates, income (or similar)

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tax returns and reports,  and in any additional  documents so furnished shall be used by the Independent Directors solely for the purpose of determining or confirming the amount of Net After-Tax Distributions for purposes of this Agreement and for no other purpose whatsoever, and the Independent Directors shall not disclose any such notarized certificate, any income (or similar) tax return or report, or any other document furnished for such purpose by the Lessee Shareholders or by the Lessee, or any of the contents thereof, to any third person whatsoever, except pursuant to a subpoena or other order, reasonably believed to be valid, issued by a court or regulatory body having the power to issue such subpoenas or orders.

        4. Independent Directors. For purposes of this Agreement, the term "Independent Directors" shall have the meaning set forth in the Amended Articles of Incorporation of the Company. Any action required or permitted to be taken by the Independent Directors with respect to this Agreement shall be effective when taken or approved by a majority of the Independent Directors.

        5.  Temporary   Suspension,   Deferral  or  Termination  of  Obligations
Hereunder.

              (a) The Independent Directors, for any reason whatsoever, may temporarily suspend the obligation of the Partnership to sell any Units, as of any given April 15th during the term of this Agreement, upon written notice to Lessee Shareholders, given not less than five (5) days prior to such April 15th. In the event of any such suspension with respect to a given April 15th, none of the Lessee Shareholders thereafter shall have any right or obligation to purchase Units based upon the Net After-Tax Distributions of Lessee with respect to that particular calendar year ended immediately preceding such April 15th. During the term of this Agreement, the Independent Directors may subsequently reinstate the obligation of the Partnership to sell Units pursuant to the terms of Section 1 of this Agreement and, in such event, the Lessee Shareholders shall have the obligations set forth in Section 1 of this Agreement.

(b) If, on or before April 15, 1996, or on or before any April 15th thereafter during the term of this Agreement (except for any such date as to which the obligation of the Partnership to sell Units hereunder has been suspended as provided in Section 5(a) above), the Lessee Shareholders shall have been given written notice of a default on their part of any provision under this Agreement or any other agreement entered into by and between the Company (or any Affiliate, as defined in Section 13 of this Agreement, of the Company) and any of the Lessee Shareholders (or any Affiliate of a Lessee Shareholder) and such default shall not have been cured by the Lessee Shareholders (or such Affiliate), to the reasonable satisfaction of the Independent Directors of the Company, as of such April 15th, then the obligation of the Partnership to sell Units to the Lessee Shareholders under this Agreement, and the closing date of the sale scheduled for such date, shall be deferred, without further notice, until such default shall have been cured to the satisfaction of the Independent Directors of the Company, but neither the existence nor continuance of any such default shall relieve the Lessee Shareholders of the obligation to purchase such Units pursuant to the terms of this Agreement. In the event that the closing of any sale of Units under this Section 5 shall be deferred by virtue of a default by the Lessee Shareholders in accordance with this Section 5(b), the aggregate Market Price of the Units obligated to be purchased by such defaulting party, as of the originally scheduled

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purchase date, shall be increased by an amount equal to simple interest accruing on such original aggregate Market Price at a rate equal to the lesser of 12% per annum or the maximum rate allowable by law from the originally scheduled purchase date to the date upon which all such defaults have been cured as herein provided by the Lessee Shareholders by closing on the acquisition of the applicable Units.

              (c) The Independent Directors, in their sole discretion, may terminate this Agreement, without the payment of any compensation, or the incurring of any liability (either individually or on the part of the Company and/or the Partnership), to the Lessee Shareholders (or either of them), upon written notice to the Lessee Shareholders (or either of them) given not less than ten (10) days' prior to the effective date of such termination. This Agreement shall automatically terminate, without notice, upon the tenth anniversary of the date hereof (or such later period as the Independent Directors may elect in their discretion in order that the term of this Agreement shall be coterminous with the term of any Percentage Lease to which the Lessee is a party). Notwithstanding anything herein to the contrary, no termination of this Agreement pursuant to this Section 5(c) or otherwise, shall diminish, terminate or otherwise affect the rights and obligations of the parties hereto with respect to the closing of any purchase and sale of Units theretofore deferred pursuant to Section 5(b) hereof.

     6.  Representations,   Warranties  and  Agreements.   Each  of  the  Lessee
Shareholders does hereby represent and warrant to, and agree with, the Company that:

              (a) such person is an "Accredited Investor," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), that it has such knowledge, experience and information relating to an investment in the Partnership that such person is capable of evaluating the merits and risks of such investment, that such investment is suitable for such person, and that such person shall acquire the Units to be purchased by such person hereunder for such person's own account and without any view of the distribution thereof;

              (b)  such   person  will   furnish  to  the  Company   and/or  the
     Partnership, at any time and from time to time, any and all information reasonably requested by the Company and/or the Partnership for purposes of satisfying the Company and/or the Partnership that any sale of Units by the Partnership hereunder may be effected in reliance upon one or more exemptions from the registration requirements of the Securities Act and applicable state securities laws;

              (c) such person is aware that the Company and/or the Partnership will be relying upon one or more exemptions from the registration requirements of the Securities Act and applicable state securities laws in effecting the sale of securities to such person pursuant hereto, that neither the Company nor the Partnership shall be under any obligation to register any Units, or take any other action to permit the sale thereof to the Lessee Shareholders, or to permit or facilitate any resale thereof by any of the Lessee Shareholders and that such person may be required to hold any Units purchased pursuant hereto for an indefinite period of time; and

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

               (d) such person acknowledges and agrees not to sell, assign, transfer or otherwise dispose of any Units acquired pursuant to this Agreement (i) for a period of two years following the original purchase thereof in each instance, except that such person may transfer such Units among the Lessee Shareholders, provided that the acquiring Lessee Shareholder consents in writing to be bound by the provisions of this
     Section 6 and provides the Independent Directors with prior written notice thereof, or (ii) in contravention of the Securities Act or any applicable state securities laws. Each of the Lessee Shareholders further agrees that any and all certificates issued to evidence the Units will bear, in addition to any other required legend, the following legend, or such comparable legend as may then be reasonably required by the Company and/or the Partnership, until the restrictions to which it is applicable shall have expired:

               This securities evidenced hereby (i) are subject to resale restrictions set forth in the Agreement Respecting Lessee Unit Purchase, dated as of August 16, 1995, pursuant to which they were acquired and (ii) have not been registered under the Securities Act or any state securities laws, and may not be sold, transferred or assigned by the holder hereof absent such registration, unless an opinion of counsel satisfactory to the issuer thereof shall have been received by such issuer, to the effect that such sale, transfer or assignment will not be in violation of the Securities Act and the rules and regulations promulgated thereunder, or any applicable state securities laws. Any certificate issued to the holder thereof, or to any permitted transferee hereof, evidencing all or any portion of the securities evidenced hereby may bear a legend to the foregoing effect.

     7. Amendment. This Agreement shall not be amended or modified, except by an instrument in writing duly executed by the Lessee Shareholders (or the applicable Lessee Shareholder), the Company and the Partnership. For purposes of this Agreement, no person shall be duly authorized on behalf of the Company or the Partnership to execute any such instrument amending or modifying this Agreement unless such amendment or modification shall have been approved by the Independent Directors.

     8. Notices. All notices and other communications required or permitted to be made or given in connection with this Agreement shall be in writing and shall be deemed to have been given when hand delivered or deposited in the United States Mail, as registered or certified mail, addressed (i) if to the Company and/or the Partnership, to Sunstone Hotel Investors, Inc., 300 South El Camino Real, Suite 203, San Clemente, California, 92672, Attention: Corporate
Secretary, (ii) if to Mr. Robert Alter, to 2 Via Cancha, San Clemente, California, 92673, (iii) if to Charles Biederman, to 5 Sunset Drive, Englewood, Colorado, 80110, and (iv) if to the Lessee, to Sunstone Hotel Properties, Inc., P.O. Box 4240, San Clemente, CA 92674-4240, Attention Mr. Robert Alter. Any party may change the notice address of such party hereunder by notice given to each other party hereto in the manner herein provided.

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     9.  Binding Effect. This Agreement shall be binding upon and shall inure to
the  benefit  of  the  parties  hereto  and  their   respective   heirs,   legal
representatives, successors and assigns.

     10. Governing Law. This Agreement and the rights and obligations of all parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.

     11. Attorneys' Fees. If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against the other, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the Prevailing Party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or aware granted as part of such Action. "Prevailing Party" within the meaning of this Section 11 includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

     12. No Additional Liability of Independent Directors. Any and all action taken by the Independent Directors pursuant to the terms of this Agreement shall be deemed to be actions taken by the Company, and no liability shall attach to the Independent Directors for such actions beyond the liability such Independent Directors normally have in their capacity as directors of the Company.

     13. Affiliate.  As used in this Agreement,  the term "Affiliate" shall mean
(i) any person that, directly or indirectly, controls or its controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, shares companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of such definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interest or other equity interests.

     14. Default by Lessee Shareholders. The Lessee Shareholders shall be in default under this Agreement if either Lessee Shareholder fails to perform his obligations as and when required and such failure is not cured within 15 days after written notice thereof is delivered by the Company to each Lessee Shareholder.

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     15.  Cross-Default.  At  the  Company's  election,  a  default  under  this
Agreement by (a) either Lessee Shareholder shall be deemed a default by both of the Lessee Shareholders, and (b) a default by Lessee under this Agreement shall be deemed a default by either or both of the Lessee Shareholders.

     16. No Dividend Policy. At no time during the term of this Agreement shall Lessee have the right to make any distributions or pay any dividends (or make loans in lieu thereof) to one or more of the Lessee Shareholders, except as provided in Section 1.


     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in its name, by an officer thereunto duly authorized, as of the day and year first above written.


           Company:                 SUNSTONE HOTEL INVESTORS, INC.

                                    By: /s/Robert A. Alter
                                        ---------------------------------------
                                              Robert A. Alter
                                              President


           Partnership:             SUNSTONE HOTEL INVESTORS, L.P.
                                    By:    Sunstone Hotel Investors, Inc.
                                           its General Partner

                                           By: /s/Robert A. Alter
                                               --------------------------------
                                                      Robert A. Alter
                                                      President

           Lessee Shareholders:

                                    /s/Robert A. Alter
                                    -------------------------------------------
                                    Robert A. Alter

                                    /s/ Charles Biederman
                                    -------------------------------------------
                                    Charles Biederman

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           Lessee:                  SUNSTONE HOTEL PROPERTIES, INC.
                                    a Colorado corporation

                                    By: /s/Robert J. Yeager
                                        ---------------------------------------
                                            Robert J. Yeager
                                            Its: President and Secretary


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